                           MATERIAL TECHNOLOGIES, INC.

                                     AMENDED
                     2002 STOCK ISSUANCE / STOCK OPTION PLAN

1. Purpose of the Plan. The Amended 2002 Stock Issuance / Stock Option Plan (the
"Amended Plan") is intended to attract, retain, motivate and reward officers, directors, employees of, and subsidiaries of Material Technologies, Inc. (the
"Company"), who are and will be contributing to the success of the business of the Company; to provide competitive incentive compensation opportunities; and to further opportunities for stock ownership by such employees and consultants in order to increase their proprietary interest in the Company. It is the intention of the Company that the Amended Plan comply with the definition of an "employee benefit plan" contained in Rule 405 under the Securities Act of 1933, as amended, (the "Act"), and that awards be made only to "employees" as defined in
Rule 405. Accordingly, the Company may from time to time, grant to selected officers, directors, employees and consultants ("participants") awards
("awards") of shares of common stock of the Company, $.001 par value, and options to purchase shares of the Company subject to the terms and conditions hereinafter provided.

2. Administration of the Amended Plan. This Amended Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board is authorized to interpret the Amended Plan and may from time to time adopt such rules and regulations for carrying out the Amended Plan as it may deem appropriate, including rules and regulations to comply with the requirements of Rule 16(b)
(3) under the Securities Exchange Act of 1934. No Director shall be eligible to vote or decide upon awards to such Director under the Amended Plan. Decisions of the Board in connection with the administration of the Amended Plan shall be final, conclusive, and binding upon all parties, including the Company, shareholders, officers, directors, employees and consultants.

Subject to the terms, provisions, and conditions of this Amended Plan as set forth herein, the Board shall have sole discretion and authority:

        (a) to select the officers, directors, employees and consultants to be awarded shares / options (it being understood that more than one award may be granted to the same employee or consultant);

        (b) to determine the number of shares / options to be awarded to each recipient;

        (c) to determine the time or times when the awards may be granted;

        (d) to prescribe the form of stock legend for the certificates of shares / options or other instruments, if any, evidencing any awards, granted under this Amended Plan, and

        (e) to cause shares / options to be registered on Form S-8 under the Act either prior or subsequent to the making of an award.

3. Shares Subject to the Amended Plan. The Company approved the issuance of
20,000,000 shares of common stock pursuant to the 2002 Stock Issuance /Stock
Option Plan . The Company is now amending the initial 2002 Stock Issuance /
Stock Option Plan by increasing the number of shares which may subsequently be awarded under the Amended 2002 Stock Issuance / Stock Option Plan. As amended, the aggregate number of shares which may be awarded under the Amended Plan shall not exceed 20,000,000 additional shares of common stock of the Company. Shares to be awarded under the Amended Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of the Company or from shares of common stock reacquired by the Company, including shares purchased in the open market.

4. Eligibility. Shares shall be awarded only to employees (the term "employees"
shall include officers as well as other key employees of the Company, and shall include directors who are also employees of the Company) and consultants to the
Company, it being the intention of the Company that awards shall be made only to persons who satisfy the of "employee" defined in Rule 405 under the Act.

5. Awards and Certificates. Each recipient shall be issued a certificate in respect of shares awarded under the Amended Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate restrictive legend on its face, unless such shares have been registered under the Act.

6. Grant of Options. Subject to the availability of shares under this Amended
Plan, the Board may make grants to employees of the Company and/or members of the Board under this Amended Plan from time to time, including but not limited to, the Grant Date. Anything in this Amended Plan to the contrary notwithstanding, the effectiveness of this Amended Plan and of the grant of all options hereunder is in all respect subject to this Amended Plan and options granted under it shall be of no force and effect unless and until the approval of this Amended Plan in accordance with the Company's bylaws by the vote of the holders of a majority of the Company's shares of Common Stock present in person or by proxy and entitled to vote at a meeting of shareholders at which this
Amended Plan is presented for approval.

7. Option Price. The purchase price of the stock covered by an option granted pursuant to this Amended Plan shall be 100% of the fair market value of such shares on either (i) the day the option is granted, or (ii) such other day as the Board shall determine at their sole discretion. The option price will be subject to adjustment in accordance with the provisions of Paragraph 12 of this
Amended Plan. For purposes of this Amended Plan, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List.

8. Period of Option. Unless sooner terminated in accordance with the provisions of Paragraph 10 of this Amended Plan, an option granted hereunder shall expire on the date which is five (5) years after the date of grant of the option.

9(a). Vesting of Shares and Non-Transferability of Options. Options granted under this Amended Plan shall not be exercisable until they become vested.
Options granted under this Amended Plan shall vest in the optionee and thus become exercisable in accordance with the schedule as determined by the Board from time to time, or upon the occurrence of a specified event, provided that the optionee has continuously served as a member of the Board, as an employee of the Company, or in another advisory role to the Company, as stated more specifically in the option grant letter.

The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Amended Plan; provided however, that if stockholders approval is required under applicable law, any option granted under this Amended Plan shall in no event be exercised unless and until this Amended
Plan has been approved by the Company's stockholders, but upon such approval the vesting shall become effective as of the date of the grant.

9(b). Non-Transferability. Any option granted pursuant to this Amended Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

10. Termination of Option Rights. Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be an employee of
Company or a member of the Board, as the case may be, for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board or an employee may be exercised, to the extent it is then vested by the optionee within ninety days after such event.

11. Exercise of Option. Subject to the terms and conditions of this Amended Plan and the option agreement, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the
Company by mail or in person addressed to Material Technologies, Inc., 11661 San
Vicente Blvd., Ste. 707, Los Angeles, California 90049, at its principal executive offices, or other such address as Optionee may be informed from time to time, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in
United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determine in accordance with the provisions of
Paragraph 7 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares. The
Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

12. Adjustments Upon Changes in Capitalization and Other Events. Upon the
occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

(a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the
Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivisions, combination or stock dividend.

(b) Recapitalization Adjustments. If (i) the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise and (ii) the Board resolves at its sole discretion to vest options upon the completion of such merger or sale, then each option granted under this Amended Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full twenty (20)
days prior to the effective date of such event. In the event of a reorganization, re-capitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by
Rule 16b-3 of the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Amended Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this
Amended Plan necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of such options, shall be made.
Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of
1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

(c) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options.
No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Paragraph 3 of this Amended Plan that are subject to options which previously have been or subsequently may be granted under this Amended Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this Paragraph 12, and its determination shall be conclusive.

13. Legend on Certificates. The certificates representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Act or any state securities laws.

14. Representations of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Act).

15. Option Agreement. Each option granted under the provisions of this Amended
Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Amended Plan as may be determined by the committee and the officer executing it.

16. Termination and Amendment of Amended Plan. Neither shares nor options may be granted under this Amended Plan after December 31, 2007, when this Amended Plan shall terminate. The Board may at any time terminate this Amended Plan or make such modification or amendment thereof as it deems advisable; provided, however, that if stockholder approval of the Amended Plan is required by law, the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Amended Plan (except by adjustment pursuant to Section
12), (b) materially modify the requirements as to eligibility to participate in this Amended Plan, (c) materially increase benefits accruing to option holders under this Amended Plan or (d) amend this Amended Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Amended Plan; and provided further that the provisions of this Amended Plan specified in Rule
16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the
Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal
Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of this Amended Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

17. Withholding of Income Taxes. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect to amounts considered to be compensation includible in the optionee's gross income.

18. Compliance with Regulations. It is the Company's intent that the Amended
Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of
1934 (or any successor or amended provision thereof) and any applicable
Securities and Exchange Commission interpretations thereof. If any provision of this Amended Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

19. Governing Law. The validity and construction of this Amended Plan and the instruments evidencing options shall be governed by the laws of the State of
Delaware, without giving effect to the principles of conflicts of law thereof.

20. Termination and Amendment. The Board may amend, suspend, or terminate the
Amended Plan at any time provided that no such modification shall impair the rights of any recipient under any award.

21. Miscellaneous.

(a) Nothing in the Amended Plan shall require the Company to issue or transfer any shares or options pursuant to an award if such issuance or transfer would, in the opinion of the Board, constitute or result in a violation of any applicable statute or regulation of any jurisdiction relating to the disposition of securities.

(b) Notwithstanding any other provision of the Amended Plan, the Board may at any time make or provide for such adjustment to the Amended Plan, to the number of shares available thereunder, or to any awards of shares as it shall deem appropriate, to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of outstanding shares by reason of stock dividends or distributions, stock splits or other combinations or subdivisions of stock, recapitalization, issuances by reclassification, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or other similar corporate changes. Any such determination by the Board shall be conclusive.

(c) No employee, consultant or other person shall have any claim or right to be granted shares or options under the Amended Plan, and neither the Amended Plan nor any action taken thereunder shall be construed as giving any participant, recipient, employee, consultant or other person any right to be retained in the employ of or by the Company.

(d) Income realized as a result of an award of shares or options shall not be included in the recipients earnings for the purpose of any benefit plan in which the recipient may become eligible unless otherwise specifically provided for in such Amended Plan.

(e) If and when a recipient is required to pay the Company an amount required to be withheld under any federal, state or local income tax laws in connection with an award under the Amended Plan, the Board may, in its sole discretion and subject to such rules as it may adopt, permit the participant to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares having a fair market value equal to the amount required to be withheld. The election to have shares withheld must be made on or before the date the amount of tax to be withheld is determined.

22. Effective Date and Term of Amended Plan. The effective date of the Amended
Plan shall be March 4, 2003, and the Amended Plan shall remain in full force until December 31, 2007, or until all shares have been awarded, whichever first occurs.

Approved by Board of Directors of the Company, as amended: March 4, 2003.